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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-31022, File No. 333-40267, File No. 333-43537, File No. 333-43539, File No. 333-43541, File No. 333-43543, File No. 333-43635, File No. 333-67487, File No. 333-92735 and File No. 333-100553), and on Form S-3 (File No. 333-31268, File No. 333-85279, File No. 333-88097 and File No. 333-95841) of our reports dated July 22, 2003 relating to the financial statements and financial statement schedules of Casella Waste Systems, Inc., which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Boston, MA
July 24, 2003

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CONSENT OF INDEPENDENT AUDITORS